Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and/or officers of Cathay General Bancorp, a Delaware corporation (the "Corporation"), hereby constitutes and appoints Dunson K. Cheng, Heng W. Chen and Lisa L. Kim, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and to affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-4 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of shares of the Corporation's common stock, par value $0.01 per share, to be issued in connection with the acquisition of Asia Bancshares, Inc., a New York corporation ("Asia Bancshares"), in accordance with the terms of that certain Agreement and Plan of Merger, dated as of January 20, 2015, between the Corporation and Asia Bancshares, granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand as of the date specified.

Dated: March 5, 2015

Signature	Title

/s/ DUNSON K. CHENG Dunson K. Cheng	Chairman of the Board, Director, President and Chief Executive Officer (Principal Executive Officer)
/s/ HENG W. CHEN Heng W. Chen	Executive Vice President, Chief Financial Officer, and Treasurer (Principal Financial and Accounting Officer)
/s/ MICHAEL M. Y. CHANG Michael M. Y. Chang	Director
/s/ KELLY L. CHAN Kelly L. Chan	Director
/s/ THOMAS C. T. CHIU Thomas C. T. Chiu	Director
/s/ NELSON CHUNG Nelson Chung	Director

Signature	Title

/s/ FELIX S. FERNANDEZ Felix S. Fernandez	Director
/s/ JANE JELENKO Jane Jelenko	Director
/s/ PATRICK S. D. LEE Patrick S. D. Lee	Director
/s/ TING Y. LIU Ting Y. Liu	Director
/s/ JOSEPH C. H. POON Joseph C. H. Poon	Director
/s/ PETER WU Peter Wu	Director
/s/ ANTHONY M. TANG Anthony M. Tang	Director